Exhibit 21

Name of Subsidiary	State or Region of Incorporation
ABC Cable Networks Group	California
ABC Enterprises, Inc.	California
ABC Family Worldwide, Inc.	Delaware
ABC Holding Company Inc.	Delaware
ABC Kids Europe Holdings, Inc.	California
ABC Kids SPC1, Inc.	Delaware
ABC, Inc.	New York
American Broadcasting Companies, Inc.	Delaware
Buena Vista Home Entertainment, Inc.	California
Buena Vista International, Inc.	California
Buena Vista Pay Television, Inc.	California
Buena Vista Television	California
Buena Vista Theatrical Group Ltd.	New York
Buena Vista Video On Demand	California
BVS Entertainment, Inc.	Delaware
Cable LT Holdings	Delaware
Circle Location Services, Inc.	Delaware
DCL Finance UK Limited	United Kingdom
DCXLone Development, LLC	Delaware
Disney Consumer Products Latin America, Inc.	California
Disney Destinations, LLC	Florida
Disney Enterprises, Inc.	Delaware
Disney Magic Company Limited	England
Disney Online Studios CA	British Columbia
Disney Store USA, LLC	Delaware
Disney Vacation Development, Inc.	Florida
Disney/ABC International Television, Inc.	Delaware
ESPN Classic, Inc.	Delaware
ESPN Do Brazil Eventos Espostivos Ltda.	Brazil
ESPN Enterprises Inc.	Delaware
ESPN, Inc.	Delaware
Euro Disney S.C.A.	France
Hong Kong Disneyland Management Limited	Hong Kong
Imprint, Inc.	Delaware
International Family Entertainment, Inc.	Delaware
Jetix Europe N.V.	The Netherlands
Jetix Europe Properties (Luxembourg) Sarl-Zurich Branch	Switzerland
KTRK Television, Inc.	Michigan
Magical Cruise Co, Ltd	England
Marvel Characters B.V.	Netherlands
Marvel Characters Inc	Delaware
Marvel Entertainment, LLC	Delaware
Marvel Studios, LLC.	Delaware
Marvel Worldwide, Inc.	Delaware
Miramax Holding Corp.	Delaware
Pixar	California
Playdom, Inc.	Delaware
Shanghai International Theme Park Company Limited	China
SoapNet, L.L.C.	Delaware
The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Southeast Asia) Pte Ltd.	Singapore
The Walt Disney Company Iberia S.L.	Spain
The Walt Disney Company Limited	England
Touchstone Television Productions, LLC	Delaware
TWDC (Australia) Pty Limited	Australia
TWDC (Japan) Limited	Tokyo
TWDC Italia SRL	Italy
Walt Disney Pictures	California
Walt Disney Travel Co., Inc.	Florida
Walt Disney World Hospitality & Recreation Corporation	Florida
WD Parks & Resorts US, Inc	Florida
Wedco Participations (Luxembourg) S.C.A.	Luxembourg